SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report: (Date of earliest event reported) July 20, 1998



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                             1-3247          16-0393470
(State or other jurisdiction         (Commission     (I.R.S. Employer
of incorporation)                    File Number)    Identification No.)



One Riverfront Plaza, Corning, New York              14831
(Address of principal executive offices)             (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events.

Attached for filing as an exhibit hereto is the item listed in "Item 7 -- Financial Statements, Pro Forma Financial Information and Exhibits" below. Such item is being filed in connection with the offering by Corning Incorporated of $500,000,000 aggregate principal amount of its Medium-Term Notes due from 9 months to 30 years from Date of Issue.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.


Exhibits:

The Registrant's press release of July 20, 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     CORNING INCORPORATED
                                     Registrant



Date:  July 20, 1998                 By   /s/   KATHERINE A. ASBECK
                                                Katherine A. Asbeck
                                                Vice President and Controller

FOR IMMEDIATE RELEASE                            Media Contact:
                                                 Robert W. DeMallie
                                                 (607) 974-8778
                                                 demallierw@corning.com

                                                 Investor Relations Contact:
                                                 Katherine M. Dietz
                                                 (607) 974-8217
                                                 dietzkm@coring.com



              Corning Incorporated Reports Second Quarter Earnings
                      Down 25 Percent Before Special Items

     CORNING, N.Y., July 20, 1998 - Corning Incorporated (NYSE:GLW) reported today that its 1998 second quarter net income from continuing operations before special items totaled $92.7 million, or $0.39 per share, compared with

1997 net income from the same operations of $125.0 million, or $0.52 per share.  This decline of 25 percent is in line with expectations.

     Second quarter sales were $855.9 million, compared with 1997 second quarter sales of $905.5 million.  According to the company, the quarter's performance reflects the continuing impact of Asia on many of its businesses.

While the company's optical fiber and cable business posted solid gains in volume compared with a very strong second quarter in the prior year, the gains were more than offset by lower prices.

     Equity earnings increased 35 percent to $32.7 million, led by Samsung-

Corning Company Ltd., a Korean manufacturer of glass panels and funnels for television and display monitors.

     Commenting on the company's performance, Corning's Chairman and Chief

Executive Officer Roger G. Ackerman said, "With the lack of any improvement in the Asian markets, results were in line with our expectations.  As previously announced, we have implemented early retirement and involuntary separation programs to reduce fixed costs and improve long-term competitiveness and financial performance.  At the same time, we are seeing our investment strategy in research and development paying off, as we won several important orders for our new LEAF brand optical fiber."





                                     (more)

     Corning also recorded net income from special items in the second quarter of $31.1 million after tax, or $0.14 per share.  These items include an after-tax charge of $49.2 million related to the early retirement and involuntary separation programs, and an after-tax gain of $13.2 million resulting from the merger of Molecular Simulations Inc. with Pharmacopeia,

Inc. (NASDAQ: PCOP).  These special items are included in income from continuing operations.  In addition, Corning recorded an after-tax gain of

$67.1 million from the recapitalization and sale of a controlling interest in its consumer housewares business to an affiliate of Borden, Inc., which is included in income from discontinued operations.

     Including these items, Corning's net income for the second quarter of

1998 totaled $123.8 million, or $0.53 per share, compared with net income of

$127.0 million, or $0.53 per share, for the second quarter of 1997.

     Commenting on future performance, Ackerman said, "We continue to believe that our second half performance comparisons will show improvement versus the first half.  The extent to which this occurs will depend in part on both currency valuations and demand for our products in Asian markets.  In the meantime, we will continue to trim expenses, while improving our ability to rapidly introduce new products."

     Established in 1851, Corning Incorporated creates leading-edge technologies for the fastest growing segments of the world's economy.

Corning manufactures optical fiber, cable and components, high-performance glass and components for televisions, and other electronic displays for communications and communications-related industries.  Corning also manufactures advanced materials for scientific and environmental markets.

Corning's total revenues in 1997 were $3.5 billion.  More information on the company is available at Corning's Web site:  www.corning.com.



                                      -30-




Forward-Looking and Cautionary Statements

Except for historical information and discussions contained herein, statements included in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause results to differ materially, as discussed in the company's filing with the Securities and Exchange Commission.

Corning Incorporated and Subsidiary Companies
Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

                                 Six Months Ended    Three Months Ended
                                     June 30              June 30
                               --------------------  -------------------
                                  1998      1997       1998      1997
                               ---------  ---------  ---------  --------
Revenues
 Net sales                     $1,650.7   $1,722.6   $ 855.9    $ 905.5
 Royalty, interest,
   and dividend income             21.1       19.0      12.0        9.1
 Non-operating gain                20.5                 20.5
                               --------   --------   -------    -------
                                1,692.3    1,741.6     888.4      914.6

Deductions
 Cost of sales                  1,045.1      991.0     530.4      515.3
 Selling, general and
   administrative expenses        239.5      267.7     126.6      138.9
 Provision for restructuring       84.6                 84.6
 Research and development
   expenses                       142.2      104.4      75.1       53.4
 Interest expense                  32.5       40.7      14.9       19.5
 Other, net                        29.7        5.0       2.6       (1.8)
                               --------    -------   -------    -------

Income from continuing
  operations before taxes
  on income                       118.7      332.8      54.2      189.3
Taxes on income from
  continuing operations            34.9      113.2      13.9       64.2
                               --------    -------   -------    -------

Income from continuing
  operations before minority
  interest and equity earnings     83.8     219.6        40.3    125.1
Minority interest in earnings
  of subsidiaries                 (18.3)     (33.3)    (12.8)     (20.8)
Dividends on convertible
  preferred securities of
  subsidiary                       (6.9)      (6.9)     (3.5)      (3.5)
Equity in earnings of
  associated companies             60.2       31.0      32.7       24.2
                               --------    -------   -------    -------

Income from continuing
  operations                      118.8      210.4      56.7      125.0
Income from discontinued
  operations, net of taxes         66.5        8.6      67.1        2.0
                               --------    -------   -------     ------

Net Income                     $  185.3   $  219.0   $ 123.8    $ 127.0
                               ========   ========   =======    =======

Basic Earnings Per Share
 Continuing operations         $   0.51   $    0.92  $   0.24   $  0.55
 Discontinued operations           0.30        0.04      0.30      0.01
                               --------   ---------  --------   -------
Net Income                     $   0.81   $    0.96  $   0.54   $  0.56
                               ========   =========  ========   =======

Diluted Earnings Per Share
 Continuing operations         $  0.51    $   0.89  $   0.24   $  0.52
 Discontinued operations          0.28        0.03      0.29      0.01
                               -------    --------  --------   -------
Net Income                     $  0.79    $   0.92  $   0.53   $  0.53
                               =======    ========  ========   =======

Dividends Declared             $  0.36    $   0.36  $   0.18   $  0.18
                               =======    ========  ========   =======

Shares used in computing
  earnings per share
  Basic earnings per share       229.8       227.2     229.9     227.8
                               =======    ========  ========   =======
  Diluted earnings per share     233.3       244.6     233.9     245.8
                               =======    ========  ========   =======

The accompanying notes are an integral part of these statements.

Corning Incorporated and Subsidiary Companies
Condensed Consolidated Balance Sheets
(Unaudited; in millions)

                                        June 30, 1998 Dec. 31, 1997
                                        ------------- -------------
        Assets

Current Assets
  Cash and short-term investments        $  191.3       $   97.0
  Receivables, net                          543.3          559.7
  Inventories                               464.7          428.3
  Deferred taxes on income and
     other current assets                   135.2          114.1
                                         --------       --------
       Total current assets               1,334.5        1,199.1

Investments                                 429.0          310.0

Plant and Equipment,  Net                 2,358.5        2,267.9

Goodwill and Other Intangible
  Assets, Net                               281.1          294.2

Other Assets                                338.9          263.1

Net Assets of Discontinued Operations                      357.6
                                         --------       --------
                                         $4,742.0       $4,691.9
                                         ========       ========

Liabilities and Stockholders' Equity

Current Liabilities
  Loans payable                          $   38.8       $  213.0
  Accounts payable                          207.4          300.0
  Other accrued liabilities                 628.8          444.7
                                         --------       --------
       Total current liabilities            875.0          957.7

Other Liabilities                           655.9          627.5
Loans Payable Beyond One Year             1,095.9        1,125.8
Minority Interest in Subsidiary
  Companies                                 343.7          349.3
Convertible Preferred Securities
  of Subsidiary                             365.5          365.3
Convertible Preferred Stock                  18.7           19.8
Common Stockholders' Equity               1,387.3        1,246.5
                                         --------       --------
                                         $4,742.0       $4,691.9
                                         ========       ========

The accompanying notes are an integral part of these statements.

Corning Incorporated and Subsidiary Companies
Notes to Consolidated Financial Statements
Quarter 2, 1998


(1) Basic earnings per share is computed by dividing net income less dividends on Series B convertible preferred stock by the weighted average number of common shares outstanding during each period. The weighted average shares outstanding were 229.9 million and 229.8 million for the second quarter and first half of 1998, respectively, compared with 227.8 million and 227.2 million for the same periods in 1997. Series B preferred dividends amount to $0.4 million and $0.8 million in the second quarter and first half of 1998 and 1997, respectively.

     Diluted earnings per share is computed by dividing net income, increased in 1997 by dividends on convertible preferred stock, by the weighted average number of common shares outstanding during the period after giving effect to dilutive stock options and, in 1997, adjusted for dilutive common shares assumed to be issued on conversion of Corning's convertible securities.
     The shares used in computing diluted earnings per share for the second quarter and first half of 1998 were 233.9 million and 233.3 million, respectively, compared with 245.8 million and 244.6 million for the same periods in 1997.

(2) Depreciation and amortization charged to continuing operations during the first half of 1998 and 1997 totaled $157.2 million and $150.5 million, respectively.

(3) Corning's effective tax rate for continuing operations, excluding the impact of special items, was 32.5% for the second quarter and year-to-date 1998, and 34% for the same periods in 1997. The lower 1998 rate is due to a higher percentage of Corning's earnings resulting from consolidated entities with lower effective tax rates.

(4) On April 1, 1998, Corning completed the recapitalization and sale of a controlling interest in its consumer housewares business to an affiliate of Borden, Inc. Corning received cash proceeds of $583 million in the second quarter and an additional $10.1 million in July due to normal closing balance sheet adjustments. Corning will continue to retain an 8 percent interest in the Corning Consumer Products Company. In addition, Corning could receive an additional payment of up to $15 million if certain financial targets are met by Corning Consumer Products Company for the three year period 1998 - 2000.

     Corning recorded an after-tax gain of $67.1 million, or $0.29 per share, in the second quarter. Corning used approximately $350 million of the proceeds to repay current borrowings and will use the remaining proceeds to fund restructuring activities and to invest in its communications, environmental and advanced materials businesses.

     Corning's consolidated financial statements and notes thereto report the consumer housewares business as a discontinued operation. Prior period consolidated financial statements and notes have been restated accordingly.

(5) In the second quarter of 1998, Corning recorded a restructuring charge of $84.6 million ($49.2 million after tax and minority interest), or $0.21 per share. The charge is comprised of early retirement incentives and severance costs.

(6) In June, 1998, Molecular Simulations, Inc. (MSI) merged with Pharmacopeia, Inc., a publicly traded company (NASDAQ: PCOP). Corning previously owned 35% of MSI. Corning realized a gain of $20.5 million ($13.2 million after tax), or $0.06 per share from this transaction.

(7) On July 8, 1998, Dow Corning Corporation, 50% owned by each Corning and The Dow Chemical Corporation, announced that the Federal Bankruptcy Court accepted an agreement in principle between the debtor and the Tort Claimants Committee in which Dow Corning will settle outstanding breast implant claims. The agreement is subject to final documentation, approval and/or appeal by all parties involved with the bankruptcy. Corning continues to believe that it is impossible to predict if and when Dow Corning will successfully emerge from Chapter 11 proceedings.





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